UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2006

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri		63017-3406
(Address of principal executive offices)		(Zip Code)

(314) 854-3800
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2006, pursuant to the recommendation of the Special Committee of the Board of Directors of the Company, the Board determined that the Company’s 2006 annual meeting of shareholders will be held on Tuesday, October 31, 2006. The Board also determined that the record date for that meeting is September 15, 2006.

In order to establish the date of the Company’s annual meeting of the shareholders, the Board of Directors amended in its entirety Section 2:1 of the Company’s By-Laws. Section 2:1 of the Company’s By-Laws previously provided that the date of the annual meeting is set at the discretion of the Board of Directors. The amendment to the By-Laws, which was effective immediately as of April 28, 2006, provides that an annual meeting of the shareholders shall be held on the last Tuesday in October of each year.

A copy of the amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Company will file a complete copy of its current By-Laws as an exhibit to its quarterly report on Form 10-Q for the quarter ending April 29, 2006.

Item 8.01  Other Events.

The Company announced today pursuant to a press release that Jon H. Holt was named as Corporate Treasurer. A copy of the press release is attached hereto as Exhibit 99.1.

On April 28, 2006, pursuant to the recommendation of the Special Committee of the Board of Directors of the Company, the Board determined that the Company’s 2006 annual meeting of shareholders will be held on Tuesday, October 31, 2006. The Board also determined that the record date for that meeting is September 15, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Section 2:1 of the By-Laws of Angelica Corporation as amended through April 28, 2006.

99.1	Press Release dated May 2, 2006.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2006

ANGELICA CORPORATION

By: /s/ Steven L. Frey
Steven L. Frey
Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Section 2:1 of the By-Laws of Angelica Corporation as amended through April 28, 2006.

99.1	Press Release dated May 2, 2006.